================================================================================

                                                                     EXHIBIT 2.1



                         AGREEMENT AND PLAN OF MERGER

                              AND REORGANIZATION

                                  DATED AS OF

                                 JULY 5, 1998

                                 BY AND AMONG

                             DAVEL HOLDINGS, INC.,

                       DAVEL COMMUNICATIONS GROUP, INC.

                                      AND

                        PEOPLES TELEPHONE COMPANY, INC.

================================================================================

                               TABLE OF CONTENTS


                                                                                                        PAGE
ARTICLE 1    THE MERGER................................................................................    2
             SECTION 1.01   The Merger.................................................................    2
             SECTION 1.02   Conversion of Shares.......................................................    2
             SECTION 1.03   Exchange of Shares.........................................................    3
             SECTION 1.04   Certain Adjustments; Effect of Consummation of the
                            Davel/PhoneTel Merger......................................................    7
             SECTION 1.05   Stock Options, Warrants and Restricted Stock...............................    8

ARTICLE 2    THE SURVIVING CORPORATION.................................................................   10
             SECTION 2.01   Articles of Incorporation..................................................   10
             SECTION 2.02   Bylaws.....................................................................   10
             SECTION 2.03   Directors and Officers.....................................................   10

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................   10
             SECTION 3.01   Corporate Organization.....................................................   10
             SECTION 3.02   Authorization..............................................................   11
             SECTION 3.03   Capital Stock..............................................................   11
             SECTION 3.04   Subsidiaries...............................................................   11
             SECTION 3.05   Consents and Approvals; No Violation.......................................   12
             SECTION 3.06   SEC Reports and Financial Statements.......................................   13
             SECTION 3.07   Absence of Undisclosed Liabilities.........................................   13
             SECTION 3.08   Changes....................................................................   13
             SECTION 3.09   Investigations; Litigation.................................................   14
             SECTION 3.10   Contracts and Commitments..................................................   15
             SECTION 3.11   Environmental and Safety Matters...........................................   16
             SECTION 3.12   Taxes......................................................................   16
             SECTION 3.13   Employment Agreements......................................................   17
             SECTION 3.14   Change of Control Provisions...............................................   17
             SECTION 3.15   Employee Benefit Plans.....................................................   17
             SECTION 3.16   Licenses...................................................................   18
             SECTION 3.17   Real Estate Leases.........................................................   19
             SECTION 3.18   Real Property..............................................................   19
             SECTION 3.19   Intellectual Property......................................................   19
             SECTION 3.20   Compliance with Other Instruments and Laws.................................   20
             SECTION 3.21   Employees..................................................................   20
             SECTION 3.22   Information Supplied.......................................................   20
             SECTION 3.23   Certain Fees...............................................................   20
             SECTION 3.24   Opinion of Financial Advisor...............................................   21
             SECTION 3.25   Voting Requirements........................................................   21
             SECTION 3.26   State Takeover Statutes....................................................   21
             SECTION 3.27   Payphones..................................................................   21
             SECTION 3.28   Average Net Revenue........................................................   21

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                               TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF PARENT..................................................   21
             SECTION 4.01    Corporate Organization....................................................   22
             SECTION 4.02    Authorization.............................................................   22
             SECTION 4.03    Capital Stock.............................................................   22
             SECTION 4.04    Subsidiaries..............................................................   23
             SECTION 4.05    Consents and Approvals; No Violations.....................................   23
             SECTION 4.06    SEC Reports and Financial Statements......................................   24
             SECTION 4.07    Absence of Undisclosed Liabilities........................................   24
             SECTION 4.08    Changes...................................................................   25
             SECTION 4.09    Investigations; Litigation................................................   25
             SECTION 4.10    Environmental and Safety Matters..........................................   26
             SECTION 4.11    Certain Fees..............................................................   26
             SECTION 4.12    Taxes.....................................................................   27
             SECTION 4.13    Change of Control Provisions..............................................   27
             SECTION 4.14    Licenses..................................................................   27
             SECTION 4.15    Compliance with Other Instruments and Laws................................   27
             SECTION 4.16    Employees.................................................................   28
             SECTION 4.17    Information Supplied......................................................   28
             SECTION 4.18    Opinion of Financial Advisor..............................................   28
             SECTION 4.19    Voting Requirements.......................................................   28
             SECTION 4.20    State Takeover Statutes...................................................   28
             SECTION 4.21    No Company Shares.........................................................   29
             SECTION 4.22    Rights....................................................................   29
             SECTION 4.23    Financing.................................................................   29

ARTICLE 5    COVENANTS OF THE COMPANY..................................................................   29
             SECTION 5.01    Conduct of Business by the Company Pending the Merger.....................   29
             SECTION 5.02    Stockholders' Meeting.....................................................   31
             SECTION 5.03    Access to Information.....................................................   31
             SECTION 5.04    No Solicitation...........................................................   31
             SECTION 5.05    Corporate Organization....................................................   32
             SECTION 5.06    Termination Option Agreement..............................................   32
             SECTION 5.07    Preferred Stock and Senior Notes..........................................   32

ARTICLE 6    COVENANTS OF PARENT AND HOLDINGS..........................................................   33
             SECTION 6.01    Access to Information.....................................................   33
             SECTION 6.02    Newco Incorporation; Obligations of Newco.................................   33
             SECTION 6.03    Indemnification...........................................................   33
             SECTION 6.04    Stockholders' Meeting.....................................................   34
             SECTION 6.05    Parent Financing..........................................................   34
             SECTION 6.06    Employee Matters..........................................................   34

             SECTION 6.07    Financial Disclosure......................................................   35
             SECTION 6.08    Conduct of Business of Parent Pending the Merger..........................   35

ARTICLE 7    COVENANTS OF PARENT AND THE COMPANY.......................................................   36
             SECTION 7.01    Reasonable Best Efforts...................................................   36
             SECTION 7.02    Certain Filings...........................................................   37
             SECTION 7.03    Public Announcements......................................................   37
             SECTION 7.04    Further Assurances........................................................   37
             SECTION 7.05    Notices of Certain Events.................................................   37
             SECTION 7.06    Preparation of the Form S-4 and the Proxy Statement.......................   38
             SECTION 7.07    Letters of Accountants....................................................   39
             SECTION 7.08    Affiliates................................................................   39
             SECTION 7.09    Nasdaq Listing............................................................   40
             SECTION 7.10    Tax Treatment.............................................................   40
             SECTION 7.11    Pooling of Interests......................................................   40
             SECTION 7.12    Representations...........................................................   40
             SECTION 7.13    Confidentiality...........................................................   41

ARTICLE 8    CONDITIONS TO THE MERGER..................................................................   41
             SECTION 8.01    Conditions to the Obligations of Each Party...............................   41
             SECTION 8.02    Conditions to the Obligations of Parent and Holdings......................   42
             SECTION 8.03    Conditions to the Obligations of the Company..............................   43

ARTICLE 9    TERMINATION...............................................................................   43
             SECTION 9.01    Termination...............................................................   43
             SECTION 9.02    Waiver....................................................................   45
             SECTION 9.03    Closing...................................................................   45
             SECTION 9.04    Effect of Termination; Termination Fee....................................   45

ARTICLE 10   MISCELLANEOUS.............................................................................   46
             SECTION 10.01   Notices...................................................................   46
             SECTION 10.02   Survival of Representations and Warranties................................   47
             SECTION 10.03   Amendments; No Waivers....................................................   47
             SECTION 10.04   Expenses..................................................................   47
             SECTION 10.05   Successors and Assigns....................................................   48
             SECTION 10.06   Governing Law.............................................................   48
             SECTION 10.07   Counterparts; Effectiveness...............................................   48
             SECTION 10.08   Headings; Schedules.......................................................   48
             SECTION 10.09   Obligations of Parent and Holdings........................................   48
             SECTION 10.10   No Third Party Beneficiaries..............................................   49


                                 DEFINED TERMS


Term                                                                Page Number
----                                                                -----------

Acquisition Proposal...............................................           32
Adjusted Option....................................................            8
Adjusted Warrant...................................................            8
Affected Employee..................................................           34
Agreement..........................................................            1
Average Net Revenue................................................           21
Certificate of Merger..............................................            2
Certificates.......................................................            3
Closing............................................................           45
Closing Date.......................................................           45
Code...............................................................            1
Common Stock Trust.................................................            5
Company............................................................            1
Company Award......................................................            9
Company Common Stock...............................................            3
Company Material Adverse Effect....................................           10
Company Reports....................................................           13
Company Stock Option Plans.........................................            8
Company Stockholder Approval.......................................           21
Company Stockholders Meeting.......................................           31
Davel/PhoneTel Merger..............................................            7
Davel/PhoneTel Merger Agreement....................................            7
Disclosure Document................................................           37
Disparate Adverse Effect...........................................           36
Effective Time.....................................................            2
Environmental Laws.................................................           16
ERISA..............................................................           17
Excess Shares......................................................            5
Exchange Act.......................................................           12
Exchange Agent.....................................................            3
Exchange Fund......................................................            3
Exchange Ratio.....................................................            3
Financing..........................................................           29
Form S-4...........................................................           20
GAAP...............................................................           13
Governmental Entity................................................           12
Holdings...........................................................            1
Holdings Common Stock..............................................            7
HSR Act............................................................           12
Indemnified Parties................................................           33
Intellectual Property..............................................           19
Investigation......................................................           14

                                 DEFINED TERMS


Term                                                                 Page Number
----                                                                 -----------
knowledge of Parent...................................................        26
knowledge of the Company..............................................        14
Letter................................................................        29
Licenses..............................................................        18
Location Owners.......................................................        16
Merger................................................................         2
Merger Consideration..................................................         3
New York Law..........................................................         2
Newco.................................................................         1
Notes.................................................................        32
Parent................................................................         1
Parent Common Stock...................................................         3
Parent Investigation..................................................        25
Parent Material Adverse Effect........................................        22
Parent Reports........................................................        24
Parent Rights.........................................................        29
Parent Stock Option Plans.............................................         9
Parent Stockholder Approval...........................................        22
Parent Stockholders Meeting...........................................        34
Parent Subsidiaries...................................................        23
Parent Subsidiary.....................................................        23
PhoneTel..............................................................        38
Plans.................................................................        17
Pooling Affiliate.....................................................        40
Proxy Statement.......................................................        12
SEC...................................................................        12
Securities Act........................................................        12
Share.................................................................         3
Site Location Agreements..............................................        19
Subsidiaries..........................................................        11
Subsidiary............................................................        11
Surviving Corporation.................................................         2
Termination Option Agreement..........................................         1
Transaction...........................................................         2
Warrants..............................................................         8

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


          This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this

"Agreement") is made and entered into as of July 5, 1998, by and among Davel
 ---------
Holdings, Inc., a Delaware corporation ("Holdings"), Davel Communications Group,
                                         --------
Inc., an Illinois corporation ("Parent"), and Peoples Telephone Company, Inc., a
                                ------
New York corporation (the "Company").
                           -------

                                   RECITALS
                                   --------

          WHEREAS, the Boards of Directors of Parent, Holdings and the Company deem it advisable and in the best interests of the stockholders of such corporations to effect a merger of Miami Merger Corp., a New York corporation to be formed as a wholly owned subsidiary of Parent (or, if the Davel/PhoneTel Merger (as defined below) is consummated prior to or at the Effective Time (as defined below), of Holdings) ("Newco"), with and into the Company pursuant to
                               -----
this Agreement;

          WHEREAS, the respective Boards of Directors of Parent, Holdings and the Company have approved the merger of Newco with and into the Company and the Board of Directors of the Company has unanimously resolved to recommend that it be approved by the stockholders of the Company;

          WHEREAS, it is intended that the Merger (as defined below) qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                                       ----

          WHEREAS, for accounting purposes, it is intended that the Merger (as defined below) be accounted for as a "pooling of interests;"

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Company have entered into a Termination Option Agreement dated as of the date of this Agreement (the "Termination Option
                                                              ------------------
Agreement"), pursuant to which the Company has granted Parent an option to
---------
purchase shares of common stock of the Company under certain circumstances;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

          SECTION 1.01   The Merger.
                         ----------

               (a) At the Effective Time (as defined in Section 1.01(b) hereof), Newco shall be merged (the "Merger") with and into the Company in
                                          ------
     accordance with the New York Business Corporation Law ("New York Law"),
                                                             ------------
     whereupon the separate existence of Newco shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation"). The
                                              ---------------------
     Merger and the other transactions contemplated hereby are sometimes hereinafter referred to as the "Transaction."
                                     -----------

               (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Newco will cause a certificate of merger to be executed, verified and delivered for filing by the New York Department of State (the "Certificate
                                                                    -----------
     of Merger") and make all other filings or recordings required by New York
        ------
     Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed by the New York Department of State and any additional requirements of New York Law are complied with or at such later time as is specified in the Certificate of Merger (the "Effective Time").
                  --------------

               (c) From and after the Effective Time, the Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Newco, all as provided under New York Law.

          SECTION 1.02   Conversion of Shares.
                         --------------------

               (a) At the Effective Time and by virtue of the Merger and without any action on the part of the holders thereof:

                    (i) each share of common stock of the Company held by the Company as treasury stock or owned by Parent, Holdings, Newco or any subsidiary of either of them immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; provided, however, that any shares of common stock of the Company as to which the Company, Holdings or Parent is or may be required to act as a fiduciary or in a similar capacity shall not be canceled but, instead, shall be treated as set forth in Section 1.02(a)(iii) below;

                    (ii) each share of capital stock of Newco outstanding immediately prior to the Effective Time shall be converted into and become one share of capital stock of the Surviving Corporation with the same rights and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

                    (iii) subject to Section 1.03(e) and Section 1.04 hereof, each share (a "Share") of common stock of the Company, $0.01 par value
                         -----
          per share (the "Company Common Stock"), outstanding immediately prior
                          --------------------
          to the Effective Time shall, except as otherwise provided in clause
          (i) of this subsection, be converted into the right to receive .235 (the "Exchange Ratio") fully paid and nonassessable shares of common
                --------------
          stock, no par value (the "Parent Common Stock"), of Parent (the
                                    -------------------
          "Merger Consideration"). As of the Effective Time, all such Shares
           --------------------
          shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.03 hereof, without interest.

     SECTION 1.03  Exchange of Shares.
                   ------------------

          (a) As of the Effective Time, Parent or Holdings, as applicable, shall enter into an agreement with ChaseMellon Shareholder Services, L.L.C., as exchange agent for the Merger (the "Exchange Agent"), which
                                                    --------------
     shall provide that Parent or Holdings, as applicable, shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Shares, for exchange in accordance with this Article 1, through the Exchange Agent, certificates representing the shares of Parent Common Stock or, if applicable, Holdings Common Stock (as defined below) (such shares of Parent Common Stock or Holdings Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 1.03(e) hereof) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to
                                     -------------
     Section 1.02 hereof in exchange for outstanding Shares.

          (b)  As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Stock (the "Certificates") whose shares were
                                            ------------
     converted into the right to receive the Merger Consideration, pursuant to
     Section 1.02 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent or, if applicable, Holdings may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock or, if applicable, Holdings Common Stock which such holder has the right to receive pursuant to the provisions of this Article 1, certain dividends or other distributions in accordance with Section 1.03(c) hereof and cash in lieu of any fractional share of Parent Common Stock or, if applicable, Holdings Common Stock in accordance with Section 1.03(e) hereof, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock or, if applicable, Holdings Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock or, if applicable, Holdings Common Stock to a person other than the registered holder of such Certificate or establishes to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 1, certain dividends or other distributions in accordance with Section 1.03(c) hereof and cash in lieu of any fractional share of Parent Common Stock or Holdings Common Stock in accordance with Section 1.03(e) hereof. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article 1.

               (c) No dividends or other distributions with respect to Parent Common Stock or, if applicable, Holdings Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Holdings Common Stock represented thereby, and, in the case of Certificates representing Company Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.03(e) hereof, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock or, if applicable, Holdings Common Stock shall be paid by Parent or, if applicable, Holdings to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article 1. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock or Holdings Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock or Holdings Common Stock, and, in the case of Certificates representing Company Common Stock, the amount of any cash payable in lieu of a fractional share of Parent Common Stock or, if applicable, Holdings Common Stock to which such holder is entitled pursuant to Section 1.03(e) hereof, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock or Holdings Common Stock.

               (d) All shares of Parent Common Stock or, if applicable, Holdings Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 1 (including any cash paid pursuant to this Article 1) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the

     Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 1, except as otherwise provided by law.

               (e) (i) No certificates or scrip representing fractional shares of Parent Common Stock or, if applicable, Holdings Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent or, if applicable, Holdings shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent or Holdings.

               (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Parent Common Stock or, if applicable, Holdings Common Stock delivered to the Exchange Agent by Parent or Holdings pursuant to
          Section 1.03(a) hereof over (B) the aggregate number of whole shares of Parent Common Stock or, if applicable, Holdings Common Stock to be distributed to former holders of Company Common Stock pursuant to
          Section 1.03(b) hereof (such excess being herein called the "Excess
                                                                       ------
          Shares"). Following the Effective Time, the Exchange Agent shall, on
          ------
          behalf of former holders of Certificates representing Company Common Stock, sell the Excess Shares at then-prevailing prices on the Nasdaq National Market, all in the manner provided in Section 1.03(e)(iii) hereof.

               (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the Nasdaq National Market in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Company Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common
                                                                         ------
          Stock Trust"). The Surviving Corporation shall pay all commissions,
          -----------
          transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Stock Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the

          Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Company Common Stock are entitled.

                    (iv) Notwithstanding the provisions of Section 1.03(e)(ii) and (iii) hereof, the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock or, if applicable, Holdings Common Stock as reported on the Nasdaq National Market (as reported in The Wall Street Journal, or, if not reported thereby, any other
          -----------------------
          authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 1.03(e)(iv).

                    (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 1.03(c) hereof.

               (f) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent or, if applicable, Holdings, upon demand, and any holders of the Certificates who have not theretofore complied with this
     Article 1 shall thereafter look only to Parent or, if applicable, Holdings for payment of their claims for Merger Consideration, any dividends or distributions with respect to Parent Common Stock or Holdings Common Stock, as applicable, and any cash in lieu of fractional shares of Parent Common Stock or Holdings Common Stock.

               (g) None of Parent, Holdings, the Company nor the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock or Holdings Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or Holdings Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing Company Common Stock pursuant to this Article 1, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05 hereof)), any such

     Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               (h) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent or, if applicable, Holdings, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent or, if applicable, Holdings.

               (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock or Holdings Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

           SECTION 1.04  Certain Adjustments; Effect of Consummation of the
                         --------------------------------------------------
Davel/PhoneTel Merger.
---------------------

               (a) If after the date hereof and on or prior to the Effective Time the outstanding shares of Parent Common Stock (or, if applicable, Holdings Common Stock) or Company Common Stock shall be changed into a different number, class or series of shares or any other security by reason of any reclassification, recapitalization, reorganization, merger, business combination, split-up, stock split, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the Exchange Ratio (and/or the security or securities to be issued to the holders of Company Common Stock) shall be appropriately adjusted to provide the effects contemplated by this Agreement prior to such reclassification, recapitalization, reorganization, merger, business combination, split-up, stock split, combination, exchange or dividend or similar event.

               (b) Notwithstanding anything contained herein to the contrary, in the event that the effective time of the Davel Merger (as defined in and contemplated by the Agreement and Plan of Merger and Reorganization, dated June 11, 1998 (the "Davel/PhoneTel Merger Agreement"), by and among Parent,
                         -------------------------------
     Holdings, D Subsidiary, Inc., PT Merger Corp. and PhoneTel Technologies, Inc. (the "Davel/PhoneTel Merger")) shall have occurred simultaneously with
                ---------------------
     or prior to the Effective Time, Parent, Holdings and the Company agree that the first sentence of Section 1.02(a)(iii) shall be deemed, effective at the effective time of the Davel/PhoneTel Merger, to be deleted in its entirety and replaced with the following: "subject to Section 1.03(e) and
     Section 1.04 hereof, each share (a "Share") of common stock of the Company, $.01 par value per share (the "Company Common Stock"), outstanding
                                    --------------------
     immediately prior to the Effective Time shall, except as otherwise provided in clause (i) of this subsection, be converted into the right to receive .235 (the "Exchange
                --------

     Ratio") fully paid and nonassessable shares of common stock ("Holdings
     -----                                                         --------
     Common Stock"), par value $.01 per share, of Holdings (the "Merger
     ------------                                                ------
     Consideration")." In addition, the parties hereto agree that, in such
     -------------
     event, all provisions of this Agreement that contemplate an exchange of Parent Common Stock for Company Common Stock in the Merger shall be deemed to contemplate in lieu thereof an exchange of Holdings Common Stock for Company Common Stock in the Merger and, with respect to options, warrants and other outstanding rights to purchase Company Common Stock, an exchange of equivalent instruments with respect to Holdings Common Stock. Parent and Holdings shall cause Newco to agree in writing with Parent, Holdings and the Company to take the actions required to be taken by it pursuant to this Agreement.

           SECTION 1.05   Stock Options, Warrants and Restricted Stock.
                          --------------------------------------------

               (a) As of the Effective Time, (i) each outstanding employee stock option to purchase Company Common Stock granted under the Company's incentive and stock option plans (collectively, the "Company Stock Option
                                                          --------------------
     Plans") or otherwise, shall be converted into an option (an "Adjusted
     -----                                                        --------
     Option") to purchase the number of shares of Parent Common Stock (or, if
     ------
     the Davel/PhoneTel Merger shall have occurred prior to or at the Effective Time, Holdings Common Stock) equal to the number of shares of Company Common Stock subject to such options immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Parent Common Stock or, if applicable, Holdings Common Stock), at an exercise price per share equal to the exercise price for each such share of Company Common Stock subject to such option divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to the Company shall be deemed to refer to Parent or Holdings, as appropriate; provided, however, that the adjustments provided
                               --------  -------
     in this clause (i) with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in
     Section 423 of the Code shall be effected in a manner consistent with the requirements of Section 424(a) of the Code, (ii) Parent (or, if applicable, Holdings) shall assume the obligations of the Company under the Company Stock Option Plans and (iii) each outstanding warrant to purchase Company Common Stock (the "Warrants") shall be converted into a warrant (an
                        --------
     "Adjusted Warrant") to purchase the number of shares of Parent Common Stock
     -----------------
     (or, if applicable, Holdings Common Stock) equal to the number of Company Common Stock shares subject to such Warrants immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Parent Common Stock or, if applicable, Holdings Common Stock), at an exercise price per share equal to the exercise price for each such share of Company Common Stock subject to such Warrant divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such Warrant to the Company shall be deemed to refer to Parent or Holdings, as appropriate. The other terms of each Adjusted Option and Adjusted Warrant, and the plans or agreements under which they were issued (including accelerated vesting of options which shall occur by virtue of the consummation of the Merger, to the extent required by the terms of the Company Stock Option Plans, the agreements under which the options were granted, or employment agreements), shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option and Adjusted Warrant shall be the date on which the corresponding option or warrant was granted. Prior to the Effective Time, the Company shall use its reasonable best efforts, subject to Section 7.11, to obtain any consents from holders of options or warrants to purchase Shares that are necessary to give effect to the transactions contemplated by this Section 1.05(a).

               (b) As of the Effective Time, (i) each outstanding award (including restricted stock, deferred stock, phantom stock, stock equivalents and stock units) (each a "Company Award") under the Company
                                           -------------
     Stock Option Plans shall be converted into the same instrument of Parent (or, if applicable, Holdings), in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards without any detrimental effect to the holder thereof and (ii) Parent (or, if applicable, Holdings) shall assume the obligations of the Company under the Company Awards. The other terms of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms.

               (c) The Company, Parent and Holdings agree that each of the Company Stock Option Plans and each of the applicable Parent or Holdings stock option plans (the "Parent Stock Option Plans") shall be amended, to
                              -------------------------
     the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of each Share of Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock or, if applicable, Holdings Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company, Parent and Holdings agree to submit the amendments to the Parent Stock Option Plans or the Company Stock Option Plans to their respective stockholders, if such submission is determined to be necessary by counsel to the Company or Parent and Holdings after consultation with one another; provided, however,
                                                              --------  -------
     that such approval shall not be a condition to the consummation of the Merger.

               (d) Parent (or, if applicable, Holdings) shall (i) reserve for issuance the number of shares of Parent Common Stock (or, if applicable, Holdings Common Stock) that will become subject to the benefit plans, programs and arrangements referred to in this Section 1.05 and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock (or, if applicable, Holdings Common Stock) pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Parent (or, if applicable, Holdings) shall prepare and file with the SEC an effective registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock (or, if applicable, Holdings Common Stock) necessary to fulfill its obligations under this Section 1.05. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained), if then required by the SEC, for at least as long as Adjusted Options, Adjusted Warrants or Company Awards remain outstanding.

               (e) As soon as practicable after the Effective Time, Parent (or, if applicable, Holdings) shall deliver to the holders of the options granted under the Company Stock Option Plans, Warrants and Company Awards appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Option Plans and the agreements evidencing the grants of such options, Warrants and Company Awards and that such options, Warrants and Company Awards and the related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.05 after giving effect to the Merger).


                                   ARTICLE 2

                           THE SURVIVING CORPORATION

          SECTION 2.01    Articles of Incorporation.  At the Effective Time, the
                          -------------------------
articles of incorporation of Newco as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Peoples Telephone Company, Inc."

          SECTION 2.02    Bylaws.  At the Effective Time, the bylaws of Newco as
                          ------
in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

          SECTION 2.03    Directors and Officers.  From and after the Effective
                          ----------------------
Time, until successors are duly elected or appointed in accordance with applicable law, (a) the directors of Newco immediately prior to the Effective Time shall constitute all of the directors of the Surviving Corporation, and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Holdings that:

          SECTION 3.01    Corporate Organization.  The Company is a corporation
                          ----------------------
duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3.01 hereto, the
                                                -------------
Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing will not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, except for the impact of any order or determination by the Federal Communications Commission or Federal appellate court concerning compensation paid by interexchange carriers and local exchange carriers to payphone service providers as provided in the Federal Communications Commission CC Docket No. 96-128, Implementation of the Pay Telephone Reclassification and

Compensation Provisions of the Telecommunications Act of 1996 (a "Company
                                                                  -------
Material Adverse Effect").
-----------------------

          SECTION 3.02   Authorization.  The Company has the necessary corporate
                         -------------
power and authority to enter into this Agreement and the Termination Option Agreement and, subject to Company Stockholder Approval (as defined below), to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Termination Option Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company's Board of Directors, have been unanimously approved by the Board of Directors prior to either Parent, Holdings or Newco becoming an "interested shareholder" as defined in Section 912(a)(10) of New York Law and have been approved as otherwise required by the Company's certificate of incorporation, as amended. Except for the approval of this Agreement, the Termination Option Agreement and the Merger by the Company's stockholders, no other corporate proceeding on the part of the Company is necessary for the execution and delivery of this Agreement and the Termination Option Agreement by the Company, the performance of the Company's obligations hereunder and thereunder or the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Termination Option Agreement have been duly and validly executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

          SECTION 3.03   Capital Stock.  As of June 29, 1998, the authorized
                         -------------
capital stock of the Company consisted of: (a) 75,000,000 shares of Company Common Stock, of which there were 16,212,434 shares issued and outstanding (and no shares held in the Company's treasury) and (b) 5,000,000 shares of preferred stock, $.01 par value per share, consisting of (i) 600,000 shares designated as Series B Preferred Stock, of which no shares are issued and outstanding, (ii) 160,000 shares designated as Series C Cumulative Convertible Preferred Stock, of which 150,000 shares are issued and outstanding, and (iii) 4,240,000 shares undesignated as to series, of which no shares are issued and outstanding. All of the outstanding capital stock of the Company and all of the outstanding shares of capital stock of the Company's Subsidiaries (as defined in Section
3.04 hereof) have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of June 12, 1998, except for options to acquire not more than 2,599,908 shares of Company Common Stock pursuant to stock options and warrants to acquire not more than 975,000 shares of Company Common Stock or 700,000 shares of Series B Convertible Preferred Stock and except for 2,857,143 shares of Company Common Stock issuable upon the conversion of the outstanding shares of Series C Cumulative Convertible Preferred Stock, there were no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating the Company to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock.

          SECTION 3.04   Subsidiaries.  Schedule 3.04 hereto lists all direct
                         ------------   -------------
and indirect subsidiaries of the Company (each, a "Subsidiary" and collectively,
                                                   ----------
the "Subsidiaries").  Except as listed in Schedule 3.04 hereto, the Company does
     ------------                         -------------
not directly or indirectly own any interest in any
other corporation, partnership, joint venture or other business association or entity. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3.04 hereto, each Subsidiary is duly qualified
                       -------------
to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.04 hereto, all outstanding shares of capital stock of each
         -------------
Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any liens, claims or encumbrances.


          SECTION 3.05   Consents and Approvals; No Violation.  Except as set
                         ------------------------------------
forth on Schedule 3.05 hereto and except for (a) applicable requirements of the
         -------------
Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and
      --------------
the rules and regulations thereunder (the "Exchange Act"), including the filing
                                           ------------
with and clearing by the United States Securities and Exchange Commission (the

"SEC") of a proxy statement relating to the Company Stockholders Meeting (as
----
defined in Section 5.02 hereof) and the Parent Stockholders Meeting (as defined in Section 6.04 hereof), as amended or supplemented from time to time (the

"Proxy Statement"), (b) the filing of a Pre-Merger Notification and Report Form
----------------
by the Company and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                       ---
Act"), (c) the filing of the Certificate of Merger as required by New York Law,
(d) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Transaction, (e) filing with the American Stock Exchange and the SEC with respect to the delisting and deregistration of the shares of Company Common Stock and (f) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under public utility, telecommunication or payphone laws, rules or regulations of any state or municipality or under the corporation, takeover or blue sky laws of various states, no filing with or prior notice to, and no permit, authorization, consent or approval of, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") is necessary for the consummation by the Company of the
--------------------
Transaction. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the certificate of incorporation, as amended, or bylaws of the Company or any Subsidiary, (ii) except as set forth on Schedule 3.05, result in a violation or breach of, or
                       -------------
constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or, (iii) assuming that all filings, consents and approvals contemplated by the first sentence of this Section 3.05 have been or shall have been made or obtained, violate any federal, state, local or foreign order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or impair materially the Company's ability to perform its obligations hereunder or prevent or materially delay the consummation of the Transaction. The New York Security Takeover Disclosure Act (Section 1600 et seq. of the New York Law) does not apply to the
                             -- ---
execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby.

          SECTION 3.06   SEC Reports and Financial Statements.
                         ------------------------------------

               (a) Since December 31, 1994, the Company has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act (hereinafter collectively referred to as the "Company Reports"), all of which have
                                      ---------------
     complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Company has previously made available to Parent copies of all such Company Reports.

               (b) None of the Company Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c)  Except as set forth on Schedule 3.06 hereto, the
                                           -------------
     consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and changes in financial position (including, without limitation, the related notes thereto) of the Company and the Subsidiaries included in the financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of their respective dates, and the results of consolidated operations and changes in consolidated financial position for the periods then ended, all in conformity with generally accepted accounting principles ("GAAP") applied
                                                                ----
     on a consistent basis, except as otherwise noted therein, and subject in the case of unaudited interim financial statements to normal year-end audit adjustments and the absence of notes thereto.

          SECTION 3.07  Absence of Undisclosed Liabilities.  Neither the
                         ----------------------------------
Company nor any Subsidiary has any liabilities (whether absolute, accrued or contingent), except: (a) liabilities, obligations or contingencies that are accrued or for which adequate reserves have been provided in the consolidated balance sheet of the Company and the Subsidiaries as of March 31, 1998 or reflected in the notes thereto or in the notes to the Company's financial statements as at and for the year ended December 31, 1997, (b) liabilities incurred since December 31, 1997 in the ordinary course of business, (c) liabilities disclosed in Schedule 3.07 hereto or (d) any liabilities which,
                         -------------
individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.08   Changes.  Since December 31, 1997, and except as set
                         -------
forth in the Company Reports filed prior to the date of this Agreement, and except as otherwise disclosed in Schedule 3.08 hereto or as otherwise provided
                                 -------------
in this Agreement:

               (a) there have been no events or circumstances that would constitute a Company Material Adverse Effect, provided that, for purposes of this Section 3.08(a), any effect that could have been reasonably expected to result from the execution of this Agreement or the transactions contemplated hereby or the announcement thereof will not be deemed to constitute a Company Material Adverse Effect;

               (b) except as permitted by this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of the Company's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by the Company in respect of the Company's capital stock, or any issuance of any shares of capi tal stock of the Company, or any granting to any person of any option to purchase or other right to acquire shares of capital stock of the Company or any stock split or other change in the Company's capitalization;

               (c) neither the Company nor any Subsidiary has entered into or agreed to enter into any new or amended contract with any labor unions representing employees of the Company or any Subsidiary;

               (d) neither the Company nor any Subsidiary has entered into or agreed to enter into any new or amended contract with any of the officers thereof or otherwise increased the compensation payable to the officers or directors of any such entity;

               (e) neither the Company nor any Subsidiary has (i) entered into or amended in any material respect any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations or (ii) made any contribution to any such plan except for contributions specifically required by law or pursuant to the terms thereof; and

               (f) the Company has not made any change in accounting methods, principles or practices materially and adversely affecting its assets, liabilities or business, except in accordance with GAAP.

           SECTION 3.09  Investigations; Litigation.
                         --------------------------

               (a) Except as described in Schedule 3.09(a), and other than
                                          ----------------
     reviews pursuant to the HSR Act, there are no pending or, to the knowledge of the Company, threatened, investigations, reviews or inquiries by any Governmental Entity with respect to the Company or any Subsidiary or, to the knowledge of the Company, with respect to the activities of any officer, director or employee of the Company (an "Investigation"), other
                                                       -------------
     than Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, have a Company Material Adverse Effect. For the purpose of this Agreement,

     "knowledge of the Company" shall be deemed to mean the actual knowledge, after reasonable inquiry, of any executive officer of the Company.

               (b) Except as described in Schedule 3.09(b) hereto, (i) there are
                                          ----------------
     no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or before any administrative agency or administrative officer or executive, whether federal, state, local or foreign, which seek to enjoin the Merger or which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against the Company or any Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, (iii) neither the Company nor any Subsidiary is in violation of, and none of them has received any claim or notice that it is in violation of, any federal, state, local or foreign laws, statutes, rules, regulations or orders promulgated or judgments entered by any Governmental Entity, which violations, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect; and (iv) as of the date of this Agreement, there are no actions pending, or to the knowledge of the Company, threatened against the directors or any director of the Company alleging a breach of such directors' or director's fiduciary duties that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

           SECTION 3.10  Contracts and Commitments.
                         -------------------------

               (a)  Except as set forth on the attached Schedule 3.10 or in the
                                                        -------------
     Company Reports, the Company is not nor is any Subsidiary, with respect to its business, a party to any oral or written contract:

                    (i) that prohibits the Company or any of its Subsidiaries from freely engaging or competing, in any material respect, in its line of business anywhere in the world;

                    (ii)  that is not on arms-length terms;

                    (iii) that is material to the Company and its Subsidiaries, taken as a whole, and by its terms may be terminated upon consummation of the Merger;

                    (iv) that commits the Company or any of its Subsidiaries to purchase or sell any properties or assets outside of the ordinary course of business for consideration in excess of $250,000; or

                    (v) that, other than Site Location Agreements (as defined below), involves an unfulfilled obligation, individually or in the aggregate, to one party in excess of $250,000 and is not terminable by the Company or any of its Subsidiaries upon less than 60 calendar days' notice for a cost of not less than $100,000.

               (b) Except as specifically disclosed in the attached Schedule
                                                                    --------
     3.10, (i) since December 31, 1997, none of the Company's or any
     ----
     Subsidiary's customers, suppliers, outside service providers or sources of referral has indicated that it will stop or materially decrease the rate of business done with or referred to either the Company or any such Subsidiary.

               (c) The Company has made available to Parent a true and correct copy of all written contracts which are referred to on the attached

     Schedule 3.10, together with all amendments, exhibits, attachments, waivers
     -------------
     or other changes thereto.

          SECTION 3.11   Environmental and Safety Matters.  Except as described
                         --------------------------------
in the Company Reports or on Schedule 3.11 hereto, (a) the Company and each of
                             -------------
its Subsidiaries are in compliance with all applicable Federal, state, local and foreign laws and regulations and all judicial and administrative orders and determinations relating to pollution or protection of the environment or of human health (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"),
                                                          ------------------
except for non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, which compliance includes, but is not limited to, the possession by the Company and each of its Subsidiaries of permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) neither the Company nor any of the Subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or non-compliance with any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (c) there has not been by the Company or any of the Subsidiaries any treatment, storage, disposal or release of any hazardous or toxic material, substance or waste or of petroleum, or any fractions or by-products thereof, at any of their current or, to the knowledge of the Company, former properties or facilities or any current or, to the knowledge of the Company, former offsite properties and facilities used in the business of the Company or the Subsidiaries (in each case, other than properties or facilities where payphones are located pursuant to Site Location Agreements with location providers ("Location Owners")) in a manner or at levels that
                          ---------------
require or are reasonably likely to require investigation, removal or remediation under Environmental Laws that would, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

           SECTION 3.12   Taxes.
                          -----

               (a) Each of the Company and the Subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all materials respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Subsidiaries has timely paid (or the Company has paid on its behalf) all taxes that have become due and payable, except to the extent the failure to pay such taxes individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, and the most recent financial statements contained in the Company Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by the Company and the Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (b)  Except as set forth on Schedule 3.12(b) hereto, no
                                           ----------------
     deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of the Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.12(b) hereto, there is no action, suit,
                            ----------------
     taxing authority proceeding or audit now in progress, pending, or, to the knowledge of the Company, threatened against or with respect to the Company or any of the Subsidiaries.

          SECTION 3.13   Employment Agreements.  Except as disclosed in Schedule
                         ---------------------                          --------
3.13 hereto, there are no employment, consulting, severance or indemnification
----
contracts or agreements between the Company or any Subsidiary, on the one hand, and any directors, officers or other employees of the Company or any Subsidiary, on the other hand, other than those that are terminable at will for less than $100,000 in the aggregate.

          SECTION 3.14   Change of Control Provisions.  Except as disclosed in
                         ----------------------------
Schedule 3.14 hereto, none of the contracts or agreements set forth in Section
-------------
3.13 hereof and none of the Company's or any Subsidiary's employee benefit plans, programs or arrangements contains any provision that would become operative as the result of the Merger or any other transactions contemplated by this Agreement.

          SECTION 3.15   Employee Benefit Plans.
                         ----------------------

               (a)  Except as set forth on Schedule 3.15 hereto, all of the (i)
                                          -------------
     Plans (as defined in subsection (b) of this Section 3.15), and (ii) other bonus, insurance, pension, profit sharing, retirement, health, and other benefit plans, stock option plans and stock purchase or ownership plans currently maintained by the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries is a party may be terminated by the Surviving Corporation following the Effective Time without material financial penalty or premium and there will be no obligation of the Surviving Corporation or Parent following the Effective Time to issue any shares of their respective capital stock pursuant to any of the foregoing or otherwise following the Effective Time. Except as set forth in Schedule
                                                                        --------
     3.15 hereto, no payment by the Company or any of the Subsidiaries to any
     ----
     person (whether payable or distributable pursuant to the foregoing agreements and plans, this Agreement or otherwise) will be nondeductible by the Company or any of the Subsidiaries for federal income tax purposes because of Section 280G of the Code.

               (b)  Except as set forth on Schedule 3.15 hereto, all employee
                                          -------------
     benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the
                                               -----
     Company or any of the Subsidiaries since December 31, 1997 (collectively, the "Plans") are in material compliance with, and have been administered
          -----
     and operated in all material respects in accordance with, the terms of such Plans and applicable law, and the Internal Revenue Service has determined that each such Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and that each related trust is exempt from tax under
     Section 501(a) of the Code. No event which constitutes a "reportable event" as defined in Section 4043 of ERISA for which the 30-day notice requirement to the Pension Benefit Guaranty Corporation has not been waived has occurred and is continuing with respect to any Plan subject to Title IV of ERISA. No material liability under any statutes, orders, governmental rules or regulations applicable to any Plan, including, without limitation, ERISA and the Code, has been or may reasonably be expected to be incurred with respect to any Plan (other than liabilities for premiums to the Pension Benefit Guaranty Corporation and the payment of contributions and benefits in the ordinary course) that has not been satisfied in full. No Plan has been terminated pursuant to Title IV of ERISA. No event has occurred and no condition exists with respect to any Plan which presents a material risk of termination or partial termination of any Plan, which could reasonably be anticipated to result in material liability on the part of the Company or any of the Subsidiaries. Full payment has been made, or provision has been made therefor in the Company's or a Subsidiary's financial statements or records, of all amounts which the Company or any of the Subsidiaries were required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and
     Section 3(14) of ERISA, respectively) has engaged in any nonexempt prohibited transactions in connection with any Plan (or its related trust) with respect to which the Company, any of the Subsidiaries, or any officer, director, employee of the Company or any of the Subsidiaries or, to the knowledge of the Company, any trustee, administrator or other fiduciary of any Plan, would be subject to either a civil penalty pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code nor, to the knowledge of the Company, will the consummation of the transactions contemplated by this Agreement constitute such a transaction. Except as disclosed on Schedule 3.15 hereto, no claim, action or litigation has been
                  -------------
     made, commenced or, to the knowledge of the Company, threatened with respect to any Plan (other than routine claims for benefits). No Plan or related trust owns any securities in violation of Section 407 of ERISA. No withdrawal by the Company or any of the Subsidiaries, partial or complete, within the meaning of Title IV of ERISA, has occurred or may be reasonably expected to occur with respect to any Plan which is a multiemployer plan which would create a material liability not adequately reserved against by the Company. With respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) which is a defined benefit plan and is not a multiemployer plan, the assets of such Plan available to meet the accrued liabilities of such Plan would exceed such liabilities, based on the actuarial assumptions used for plan termination. The Company has paid, or has set up an adequate reserve for the payment of, all liabilities under each Plan.

          SECTION 3.16   Licenses.  Except as set forth on Schedule 3.16 hereto,
                         --------                          -------------
the Company and its Subsidiaries have obtained all permits, concessions, grants, franchises, licenses and other federal, state, local or foreign governmental authorizations and approvals (collectively, "Licenses") material, individually
                                             --------
or in the aggregate, to the conduct of the business of the Company and the Subsidiaries taken as a whole. All of such Licenses are in full force and effect and, to the knowledge of the Company, will not be impaired or adversely affected by the Transaction in a manner or to a degree that would reasonably be expected to have a Company Material Adverse Effect. There is not pending or, to the knowledge of the Company, threatened any domestic or foreign suit or proceeding with respect to the suspension, revocation, cancellation, modification or non-renewal of any of such Licenses, and, except as set forth on Schedule 3.16, no event under the
                                              -------------
control of the Company has occurred that (whether with notice or lapse of time, or both) would reasonably be expected to result in a suspension or revocation of or failure to renew any of the Licenses, the loss of which would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.17   Real Estate Leases.  Schedule 3.17 hereto sets forth a
                         ------------------   -------------
list of (a) all leases and subleases under which the Company or any of the Subsidiaries is lessor or lessee of any real property, together with all amendments, supplements, nondisturbance agreements and other agreements pertaining thereto, (b) all options held by the Company and the Subsidiaries or contractual obligations on the part of the Company and the Subsidiaries to purchase or acquire any interest in real property and (c) all options granted by the Company and the Subsidiaries or contractual obligations on the part of the Company and the Subsidiaries to sell or dispose of any interest in real property, in each case, other than site location agreements between the Company or any of the Subsidiaries and Location Owners ("Site Location Agreements").
                                                 ------------------------

          SECTION 3.18   Real Property.  Schedule 3.18 hereto lists all real
                         -------------   -------------
property owned, as of the date of this Agreement, by the Company and its Subsidiaries. Each of the Company and its Subsidiaries has good and marketable title in fee simple to its respective real properties set forth on Schedule 3.18
                                                                   -------------
hereto, in each case, to the knowledge of the Company, free and clear of all liens, except for (a) liens set forth on Schedule 3.18 hereto, (b) mechanics',
                                         -------------
construction, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (c) liens for taxes and other governmental charges that are not due and payable or which may thereafter be paid without penalty, (d) minor survey exceptions, reciprocal easement agreements and other customary liens on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its present purposes, and (e) liens in favor of Parent or Holdings.

           SECTION 3.19  Intellectual Property.
                         ---------------------

               (a) All of the patents, registered trademarks, registered service marks, registered copyrights, application for any of the foregoing and material unregistered trademarks, service marks, copyrights, trade names and corporate names material to the conduct, as of the date of this Agreement, of the business of the Company and its Subsidiaries taken as a whole (collectively, "Intellectual Property") are set forth on Schedule
                           ---------------------                    --------
     3.19.  To the knowledge of the Company and except as set forth on Schedule
     ----                                                              --------
     3.19, (i) the Company and its Subsidiaries owns and possesses all right,
     ----
     title and interest in and to, or possess the valid and enforceable right to use, the Intellectual Property; (ii) the Company has not received any notice of, and neither the Company nor any of its Subsidiaries has any knowledge of any potential claim of any, infringement of or misappropriation from any third party with respect to any material item of Intellectual Property; and (iii) the Company and its Subsidiaries are not currently infringing and, except as set forth on
     Schedule 3.19, have not infringed any intellectual property of any other
     -------------
     person. To the knowledge of the Company, the transactions contemplated by this Agreement will not impair in any material respect any item of Intellectual Property.

               (b) The Company has taken or is taking all commercially reasonable measures to ensure that none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are material to the conduct of the Company's business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results in any material respect when processing, providing or receiving (i) date-related data from, onto and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

          SECTION 3.20   Compliance with Other Instruments and Laws.  Except as
                         ------------------------------------------
set forth on Schedule 3.20, neither the Company nor any Subsidiary is in
             -------------
violation of any term of its articles of incorporation, as amended, or bylaws, or in violation of any mortgage, indenture, instrument or agreement relating to indebtedness for borrowed money or of any judgment, decree or order which names the Company or any Subsidiary or in violation of any term of any other material instrument, contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except to the extent that any such violation would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.20, the Company's and each
                                -------------
Subsidiary's businesses are in compliance in all material respects with all federal, state, local or foreign statutes, laws, ordinances, rules, governmental regulations, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals applicable to the operation of such business, except to the extent that the failure to be in compliance would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.21   Employees.  Except as set forth on Schedule 3.21
                         ---------                          -------------
hereto, to the knowledge of the Company, as of the date of this Agreement, no key employee, or group of employees of the Company has any plans to terminate employment with the Company. Without limiting the generality of Section 3.20 hereof, the Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and it does not have any material labor relations problems (including without limitation threatened or actual strikes or work stoppages or material grievances).

          SECTION 3.22   Information Supplied.  None of the information supplied
                         --------------------
or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any
      --------
time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders

Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

          SECTION 3.23   Certain Fees.  Except in connection with the engagement
                         ------------
of Goldman, Sachs & Co., neither the Company nor any Subsidiary has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

          SECTION 3.24   Opinion of Financial Advisor.  The Company has received
                         ----------------------------
the oral opinion of Goldman, Sachs & Co., to be confirmed in writing, to the effect that the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to holders of Company Common Stock.

          SECTION 3.25   Voting Requirements.  The affirmative vote of the
                         -------------------
holders of two-thirds of the outstanding shares of Company Common Stock and the Series C Cumulative Convertible Preferred Stock voting as a single class with each share of such Preferred Stock entitled to one vote for each share of Company Common Stock issuable upon the conversion thereof and the holders of a majority of the outstanding shares of such Preferred Stock voting as a separate class ("Company Stockholder Approval") at the Company Stockholders Meeting is
        ----------------------------
the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby. The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors for the consummation of the transactions contemplated by this Agreement.

          SECTION 3.26   State Takeover Statutes. The Board of Directors of the
                         -----------------------
Company has approved this Agreement and the consummation of the Merger and the other transactions contemplated hereby and, assuming that none of Parent, Holdings or Newco was and is an "interested shareholder" within the meaning of such Section 912 of New York Law, such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Board of Directors of the Company under the provisions of Section 912 of New York Law such that Section 912 of New York Law does not apply to the Merger or the other transactions contemplated by this Agreement. No other New York takeover statute, and, to the knowledge of the Company, no other state takeover statute, is applicable to the Merger or the other transactions contemplated by this Agreement.

          SECTION 3.27   Payphones.  Except as disclosed on Schedule 3.27
                         ---------                          -------------
hereto, as of June 26, 1998, the Company had good and marketable title to at least 43,244 payphones in operation, subject to enforceable site location agreements. As of June 26, 1998, such site location agreements have an average remaining term of at least 33 months.

          SECTION 3.28   Average Net Revenue.  The Average Net Revenue is at
                         -------------------
least $70.00 per payphone in operation as of June 26, 1998. For purposes of this Agreement, "Average Net Revenue" for such payphones shall mean the average
                 -------------------
of the monthly gross revenues minus telephone bills and commissions (excluding dial-around compensation) for the 3 months prior to March 31, 1998. Average Net Revenue from operator service providers shall only include revenues received by the Company from such providers.


                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent represents and warrants to the Company as follows:

          SECTION 4.01   Corporate Organization. Each of Parent and Holdings is
                         ----------------------
a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses as now being conducted. Except as set forth in Schedule 4.01
                                                               -------------
hereto, each of Parent and Holdings is duly qualified to do business and in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. As used herein, "Parent Material Adverse Effect" shall mean a material
                          ------------------------------
adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Parent, Holdings and their respective subsidiaries taken as a whole, except for the impact of any order or determination by the Federal Communications Commission or Federal appellate court concerning compensation paid by interexchange carriers and local exchange carriers to payphone service providers as provided in the Federal Communications Commission CC Docket No. 96-128, Implementation of the Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996.

          SECTION 4.02   Authorization. Each of Parent and Holdings has the
                         -------------
necessary corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the affirmative vote of at least a majority of the outstanding shares of Parent Common Stock or, if applicable, the affirmative vote of at least a majority of the outstanding shares of Holdings Common Stock ("Parent Stockholder Approval"), to carry out its obligations
               ---------------------------
hereunder. The execution and delivery of this Agreement by Parent and Holdings, the performance by Parent and Holdings of their respective obligations hereunder and the consummation by Parent and Holdings of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Holdings. Except for the Parent Stockholder Approval, no other corporate proceeding on the part of either Parent or Holdings is necessary for the execution and delivery of this Agreement by such party, the performance of its obligations hereunder or the consummation by either such party of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Holdings and is a legal, valid and binding obligation of Parent and Holdings, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

          SECTION 4.03   Capital Stock. As of June 26, 1998, the authorized
                         -------------
capital stock of Parent consisted of: (a) 10,000,000 shares of Parent Common Stock, of which 4,647,809 shares were issued and outstanding and no shares were held in Parent's treasury and (b) 1,000,000 shares of preferred stock, par value $.01 per share, of which, as of June 26, 1998, no shares were issued and outstanding. All of the outstanding shares of capital stock of Parent have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of June 26, 1998, there were no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating Parent to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock, except pursuant to the Davel/PhoneTel Merger Agreement and this Agreement and for options to acquire not more than 500,350 shares of Parent Common Stock pursuant to Parent's stock option plans and warrants to acquire not more than 58,000 shares of Parent Common Stock. As of June 26, 1998, the authorized capital stock of Holdings consisted of 1,000 shares of Holdings Common Stock, of which 1,000 shares were issued and outstanding. All of the outstanding shares of capital stock of Holdings have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of June 26, 1998, there were no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating Holdings to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock, except pursuant to the Davel/PhoneTel Merger Agreement and this Agreement.

          SECTION 4.04   Subsidiaries.  Schedule 4.04 hereto lists all direct
                         ------------   -------------
and indirect subsidiaries of Parent as of the date hereof (each, a "Parent
                                                                    ------
Subsidiary" and collectively, the "Parent Subsidiaries").  Except for the Parent
----------                         -------------------
Subsidiaries and as set forth in Schedule 4.04 hereto, Parent does not directly
                                 -------------
or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity. Each Parent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth in Schedule
                                                                      --------
4.04, each Parent Subsidiary is duly qualified to do business and is in good
----
standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. Except as set forth in Schedule 4.04 hereto,
                                                        -------------
all outstanding shares of capital stock of each Parent Subsidiary are validly issued, fully paid and nonassessable and are owned by Parent or another Parent Subsidiary free and clear of any liens, claims or encumbrances.

          SECTION 4.05   Consents and Approvals; No Violations.  Except for (a)
                         -------------------------------------
applicable requirements of the Securities Act and the Exchange Act, including the filing with and clearing by the SEC of the Form S-4 and the Proxy Statement,
(b) the filing of a Pre-Merger Notification and Report Form by Parent or Holdings and the expiration or termination of the waiting period under the HSR Act, (c) the filing of the Certificate of Merger as required by New York Law,
(d) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Transaction, (e) filings with the Nasdaq Stock Market to permit the shares of Parent Common Stock that are to be issued in the Transaction to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance, and to continue to be listed on the Nasdaq Stock Market following the Closing Date (as defined below), and (f) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required under public utility, telecommunication or payphone laws, rules or regulations of any state or municipality or under the corporation, takeover or blue sky laws of various states, no filing with or prior notice to, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the consummation by either Parent or Holdings of the Transaction. Except as set forth in Schedule
                                                                     --------
4.05 hereto, neither the execution and delivery of this Agreement by Parent and
----
Holdings, nor the consummation by Parent and Holdings of the transaction contemplated hereby nor compliance by Parent and Holdings with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the articles of incorporation or bylaws, or comparable organizational documents, of Parent, Holdings or any Parent Subsidiary, (ii) at the Effective Time, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage indenture, license, agreement or other instrument or obligation to which Parent, Holdings or any Parent Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) assuming that all filings, consents and approvals contemplated by the first sentence of this Section 4.05 have been or shall have been made or obtained, violate any Federal, state, local or foreign order, writ, injunction, decree, statute, rule or regulation applicable to Parent, Holdings or any Parent Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect or impair materially Parent's ability to perform its obligations hereunder or prevent or materially delay the consummation of the Transaction.

           SECTION 4.06  SEC Reports and Financial Statements.
                         ------------------------------------

               (a) Since December 31, 1994, Parent has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act (hereinafter collectively referred to as the "Parent Reports"), all of which have complied in all material
                --------------
     respects with all applicable requirements of the Securities Act and the Exchange Act.

               (b) None of the Parent Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) The consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and changes in financial position (including, without limitation, the related notes thereto) of Parent and its consolidated subsidiaries included in the financial statements contained in Parent's Annual Report on Form 10-K for the year ended December 31, 1997 and in Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of their respective dates, and the results of consolidated operations and changes in consolidated financial position for the periods then ended, all in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and in the case of unaudited interim financial statements subject to normal year-end audit adjustments and the absence of footnotes thereto.

          SECTION 4.07   Absence of Undisclosed Liabilities.  None of Parent,
                         ----------------------------------
Holdings or any Parent Subsidiary has any liabilities (whether absolute, accrued or contingent), except: (a) liabilities, obligations or contingencies that are accrued or for which adequate reserves have been provided in the consolidated balance sheet of Parent and the Parent Subsidiaries as of March 31, 1998 or reflected in the notes thereto or in the notes to Parent's financial statements as at and for the year ended December 31, 1997, (b) liabilities incurred since December 31, 1997 in the ordinary course of business, (c) liabilities disclosed in Schedule 4.07 hereto, or (d) any liabilities which, individually or in the
   -------------
aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

          SECTION 4.08   Changes.  Since December 31, 1997, and except as set
                         -------
forth in the Parent Reports filed prior to the date of this Agreement, and except as otherwise disclosed in Schedule 4.08 hereto or as otherwise provided
                                 -------------
by this Agreement:

               (a) there have been no events or circumstances that would constitute a Parent Material Adverse Effect, provided that, for purposes of this Section 4.08(a), any effect that could have been reasonably expected to result from the execution of this Agreement or the transactions contemplated hereby or the announcement thereof will not be deemed to constitute a Parent Material Adverse Effect;

               (b) as of the date hereof, except as permitted or otherwise contemplated by this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of Parent's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by Parent in respect of Parent's capital stock, or any issuance of any shares of capital stock of Parent, or any granting to any person of any option to purchase or other right to acquire shares of capital stock of Parent or any stock split or other change in Parent's capitalization;

               (c) as of the date hereof, none of Parent, Holdings or any Parent Subsidiary has entered into or agreed to enter into any new or amended contract with any labor unions representing employees of Parent, Holdings or such Parent Subsidiary;

               (d) as of the date hereof, none of Parent, Holdings or any Parent Subsidiary has entered into or agreed to enter into any new or amended contract with any of the officers thereof or otherwise increased the compensation payable to the officers or directors of any such entity;

               (e) as of the date hereof, none of Parent, Holdings or any Parent Subsidiary has (i) entered into or amended in any material respect any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations or (ii) made any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans; and

               (f) none of Parent, Holdings or any Parent Subsidiary has made any change in accounting methods, principles or practices materially and adversely affecting its assets, liabilities or business, except in accordance with GAAP.

           SECTION 4.09  Investigations; Litigation.
                         --------------------------

               (a) Except as described in Schedule 4.09 hereto, and other than
                                          -------------
     reviews pursuant to the HSR Act, there are no pending or, to the knowledge of Parent, threatened investigations, reviews or inquiries by any Governmental Entity with respect to Parent, Holdings or any Parent Subsidiary or, to the knowledge of Parent, with respect to the activities of any officer, director or employee of Parent (a "Parent Investigation"),
                                                        --------------------
     other than Parent Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. For the purpose of this Agreement, "knowledge of Parent" shall be deemed to mean the actual
                 -------------------
     knowledge, after reasonable inquiry, of any executive officer of Parent.

               (b) Except as described in Schedule 4.09 hereto, (i) there are no
                                          -------------
     actions or proceedings pending or, to the knowledge of Parent, threatened against Parent, Holdings or any Parent Subsidiary before any court or before any administrative agency or administrative officer or executive, whether federal, state, local or foreign, which seek to enjoin the Merger or which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against either Parent or Holdings that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, (iii) none of Parent, Holdings or any Parent Subsidiary is in violation of, and none of them has received any claim or notice that it is in violation of, any federal, state, local or foreign laws, statutes, rules, regulations or orders promulgated or judgments entered by any Governmental Entity, which violations, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect; and (iv) as of the date of this Agreement, there are no actions pending or, to the knowledge of Parent, threatened against the directors or any director of Parent alleging a breach of such directors' or director's fiduciary duties that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.10   Environmental and Safety Matters.  Except as described
                         --------------------------------
in the Parent Reports, (a) Parent, Holdings and the Parent Subsidiaries are in compliance with all applicable Environmental Laws, except for non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, which compliance includes, but is not limited to, the possession by Parent, Holdings and the Parent Subsidiaries of permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) none of Parent, Holdings or any Parent

Subsidiary has received written notice of, or, to the knowledge of Parent, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or non-compliance with any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; and (c) there has not been by either Parent or Holdings any treatment, storage, disposal or release of any hazardous or toxic material, substance or waste or of petroleum, or any fractions or by-products thereof, at any of their current or, to the knowledge of Parent, former properties or facilities or any current or, to the knowledge of Parent, former offsite properties and facilities used in the business of Parent, Holdings or any Parent Subsidiary (in each case, other than properties or facilities where payphones are located pursuant to Site Location Agreements with Location Owners) in a manner or at levels that require or are reasonably likely to require investigation, removal or remediation under Environmental Laws that would, either individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.11   Certain Fees.  Except as described in Schedule 4.11
                         ------------                          -------------
hereto, neither Parent nor Holdings has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

          SECTION 4.12   Taxes.
                         -----

               (a) Each of Parent, Holdings and the Parent Subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent, Holdings and the Parent Subsidiaries has timely paid (or Parent has paid on its behalf) all taxes that have become due and payable, except to the extent the failure to pay such taxes individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect, and the most recent financial statements contained in the Parent Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by Parent, Holdings and the Parent Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (b) No deficiencies for any taxes have been proposed, asserted or assessed against Parent, Holdings or any Parent Subsidiary that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Schedule 4.12 hereto, there is no
                                             -------------
     action, suit, taxing authority proceeding or audit now in progress, pending, or, to the knowledge of Parent, threatened against or with respect to any of Parent, Holdings or any Parent Subsidiary.

          SECTION 4.13   Change of Control Provisions.  Except as disclosed in
                         ----------------------------
Schedule 4.13 hereto, none of the employment, consulting, severance or
-------------
indemnification contracts or agreements between Parent, Holdings or any Parent Subsidiary, on the one hand, and any directors, officers or other employees of Parent, Holdings or such Parent Subsidiary, on the other hand, and none of Parent's, Holdings' or any Parent Subsidiary's employee benefit plans, programs or arrangements contains any change-in-control provision that would become operative as a result of the Merger or the Davel/PhoneTel Merger.

          SECTION 4.14   Licenses.  Parent, Holdings and the Parent Subsidiaries
                         --------
have obtained all Licenses material, individually or in the aggregate, to the conduct of the business of Parent, Holdings and the Parent Subsidiaries taken as a whole. All of such Licenses are in full force and effect and, to the knowledge of Parent, will not be impaired or adversely affected by the Transaction in a manner or to a degree that would reasonably be expected to have a Parent Material Adverse Effect. There is not pending or, to the knowledge of Parent, threatened any domestic or foreign suit or proceeding with respect to the suspension, revocation, cancellation, modification or non-renewal of any of such Licenses, and, except as set forth in Schedule 4.14 hereto, no event under
                                           -------------
the control of Parent has occurred that (whether with notice or lapse of time, or both) would reasonably be expected to result in a suspension or revocation of or failure to renew any of such Licenses, the loss of which would reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.15   Compliance with Other Instruments and Laws.  Except as
                         ------------------------------------------
set forth in Schedule 4.15 hereto, none of Parent, Holdings or any Parent
             -------------
Subsidiary is in violation of any term of its articles of incorporation or bylaws or comparable organizational documents, or in violation of any judgment, decree or order which names Parent, Holdings or any Parent Subsidiary or in violation of any term of any other material instrument, contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except to the extent that any such violation would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Schedule 4.15,
                                                               -------------
the businesses of Parent, Holdings and the Parent Subsidiaries are in compliance with all federal, state, local and foreign statutes, laws, ordinances, rules, governmental regulations, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals applicable to the operation of such business, except to the extent that the failure to be in compliance would not reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.16   Employees.  Without limiting the generality of Section
                         ---------
4.15 hereof, Parent has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and, to the knowledge of Parent, it does not have any material labor relations problems (including, without limitation, actual or threatened strikes or work stoppages or material grievances).

          SECTION 4.17   Information Supplied.  None of the information supplied
                         --------------------
or to be supplied by Parent or Holdings for inclusion or incorporation by reference in (i) the Form S-4 shall, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Proxy Statement shall, at the date it is first mailed to Parent's stockholders (or, if applicable, Holdings' stockholders) or at the time of the Parent

Stockholders Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 shall comply as to form in all material respects with the requirements of the Securities Act, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference in either the Form S-4 or the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein.

          SECTION 4.18   Opinion of Financial Advisor.  Parent has received the
                         ----------------------------
opinion of ABN AMRO Incorporated, dated June 28, 1998, to the effect that, as of such date, the Merger Consideration to be paid by Parent in connection with the Transaction is fair to Parent and its stockholders from a financial point of view.

          SECTION 4.19   Voting Requirements.  Parent Stockholder Approval is
                         -------------------
the only vote of the holders of any class or series of Parent's capital stock necessary to allow Parent to consummate the transactions contemplated hereby.

          SECTION 4.20   State Takeover Statutes.  To the knowledge of Parent,
                         -----------------------
assuming no shareholder of the Company will beneficially own 15 percent or more of the outstanding Parent Common Stock after the Effective Time, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal law applicable to Parent is applicable to the Transaction.

          SECTION 4.21   No Company Shares.  Neither Parent nor Holdings owns
                         -----------------
any shares of Company Common Stock.

          SECTION 4.22   Rights.  Assuming that no stockholder of the Company
                         ------
shall, upon consummation of the Merger, become the beneficial owner of 15 percent or more of the shares of Parent Common Stock then outstanding, the execution of this Agreement and the consummation of the Transaction do not and will not result in the ability of any person to exercise any rights ("Parent
                                                                      ------
Rights") pursuant to the Rights Agreement dated as of April 22, 1998, between
------
Davel and ChaseMellon Shareholder Services, L.L.C., or enable or require any Parent Rights to separate from the shares of the Parent Common Stock to which they are attached or to be triggered or become exercisable.

          SECTION 4.23   Financing.  Parent has received a "highly confident"
                         ---------
letter (the "Letter") from a responsible financing source that indicates the
             ------
belief that funds shall be available from third parties sufficient in the aggregate to provide the funds necessary to effect the Debt Tender in accordance with Section 5.07 hereof and to pay the fees and expenses related to the Transaction (such necessary funds being referred to herein as the "Financing").
                                                                   ---------
The Letter has not been rescinded or withdrawn or amended in a manner adverse to the Company. A copy of the Letter has been provided to the Company. Parent knows of no fact or circumstance that is reasonably likely to result in the inability of the Company, Parent or Holdings to receive the proceeds from such Financing.

                                   ARTICLE 5

                           COVENANTS OF THE COMPANY

          SECTION 5.01   Conduct of Business by the Company Pending the Merger.
                         -----------------------------------------------------
The Company covenants and agrees that, from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 9.01 hereof, unless Parent shall otherwise consent in writing or except as otherwise contemplated by this Agreement:

               (a) the businesses of the Company and the Subsidiaries will be conducted only in the ordinary and usual course; the Company will use its reasonable best efforts to pre serve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and the Subsidiaries; and the Company will promptly notify Parent and Newco of any event or occurrence or emergency not in the ordinary and usual course of the business of the Company or any Subsidiary that is material to the business of the Company and the Subsidiaries, taken as a whole;

               (b) the Company will not (i) amend its articles of incorporation or bylaws or (ii) split, combine or reclassify the outstanding Shares or declare, set aside or pay any dividend payable in cash, stock or property with respect to the Shares;

               (c) neither the Company nor any Subsidiary will issue or agree to issue any additional shares of, or rights of any kind to acquire shares of, its capital stock of any class other than the issuance of shares of capital stock of a Subsidiary to the Company or Subsidiary directly wholly owned by the Company or, with respect to the Company, Shares issuable upon (i) exercise of outstanding stock options, (ii) exercise of outstanding Warrants or warrants exercisable for Series B Convertible Preferred Stock or (iii) conversion of the Series C Cumulative Convertible Preferred Stock;

               (d) neither the Company nor any Subsidiary will enter into or agree to enter into any new or amended contract or agreement with any labor unions representing employees of the Company or any Subsidiary;

               (e) except as contemplated by Section 5.04 hereto, the Company will not authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), any acquisition or disposition of a material amount of assets or securities (including, without limitation, the assets or securities of any Subsidiary) or any material change in its capitalization, or enter, other than in the ordinary course of business consistent with past practice, into a material contract or any release or relinquishment of any material contract rights;

               (f) except as set forth on Schedule 5.01(f) hereto, the Company
                                          ----------------
     will not, and will not permit any Subsidiary to, (i) enter into or amend any employment, severance or change-in-control agreement, or any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations, or as expressly provided by this Agreement or (ii) make any contribution to any such plan except for contributions specifically required pursuant to the terms thereof;

               (g) the Company will not (i) except as set forth on Schedule
                                                                   --------
     5.01(g) hereto, create, incur or assume any long-term indebtedness for
     -------
     borrowed money (including, without limitation, obligations in respect of capital leases) or, except in the ordinary course of business or except to fund out-of-pocket costs incurred in connection with the transactions contemplated hereby, create, incur, assume, maintain or permit to exist any short-term indebtedness for borrowed money in an aggregate amount for the Company and the Subsidiaries as a whole exceeding $250,000; (ii) except as set forth on Schedule 5.01(g), assume, guarantee, endorse or otherwise
                  ----------------
     become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly-owned Subsidiaries of the Company in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person other than a wholly-owned Subsidiary (other than customary advances to employees and short-term investments pursuant to customary cash management systems of the Company in the ordinary course and consistent with past practice); and

               (h) neither the Company nor any Subsidiary shall agree in writing or otherwise to take (i) any action that it is prohibited from taking by this Section 5.01 or (ii) any action that would constitute or is likely to cause or result in a breach in any material respect of any covenant, agreement, or representation or warranty set forth herein.

Subject to applicable law, the Company shall, during the period between the date of this Agreement and the Effective Time, consult with Parent regarding Parent's consideration of alternatives regarding the manner in which to best organize and manage the business of the Company and Parent after the Effective Time and other matters relating to transition planning; provided, however, that prior to the
                                         --------  -------
Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its operations and nothing contained in this Section 5.01 shall be interpreted to give Parent or Holdings, directly or indirectly, the right to control or direct the operations of the Company and the Subsidiaries prior to the Effective Time.

          SECTION 5.02   Stockholders' Meeting.  Subject to Section 5.04 hereof,
                         ---------------------
the Company shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "Company Stockholders Meeting").
                                                ----------------------------
Subject to Section 5.04 hereof, the Board of Directors of the Company will (a) unanimously recommend approval and adoption of this Agreement by the Company's stockholders hereof and (b) use reasonable best efforts to obtain the necessary approval by the Company's stockholders of this Agreement and the transactions contemplated hereby.

          SECTION 5.03   Access to Information.  Subject to the terms of Section
                         ---------------------
7.13 hereof, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours throughout the period prior to the

Effective Time to all of the offices, properties, business and marketing plans, books, files and records of the Company and the Subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiaries. The Company will furnish promptly to Parent and Holdings (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of Federal or state securities laws, and (b) all such other information concerning its business, properties and personnel as Parent or Newco may reasonably request; provided that no investigation pursuant to this Section 5.03 shall affect any
--------
representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

           SECTION 5.04  No Solicitation.
                         ---------------

               (a) The Company shall not, and shall use reasonable best efforts to cause its officers, directors, employees, investment bankers, attorneys, accountants and other agents retained by it not to, initiate, solicit or encourage any inquiries relating to, or the making of any, Acquisition Proposal or engage in negotiations or discussions with, or furnish any information to, any third party relating to any Acquisition Proposal. Notwithstanding the foregoing or any other provision of this Agreement, the Company (i) may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with, or furnish information to, any third party with respect to any Acquisition Proposal if the Company's Board of Directors determines in good faith, after consultation with counsel, that the failure to participate in such discussions or negotiations or to furnish such information may constitute a breach of its fiduciary duties under, or otherwise violate, applicable law, and (ii) shall be permitted to (A) take and disclose to the Company's stockholders a position with respect to an Acquisition Proposal or amend or withdraw such position or its position with respect to the Merger, or (B) make disclosure to the Company's stockholders, in each case, if the Company's Board of Directors determines in good faith, after consultation with counsel, that the failure to take such action may constitute a breach of its fiduciary duties under, or otherwise violate, applicable law. As used herein, "Acquisition Proposal" shall mean any proposal made by a third party, other
     ---------------------
     than Parent, Holdings or Newco to acquire, directly or indirectly, (x) more than 25% of the shares and/or voting power of the Company Common Stock then outstanding pursuant to a merger, consolidation or other business combination, purchase of shares, tender offer or exchange offer or similar transaction, including, without limitation, any single or multi-step transaction or series of related transactions or (y) all or a substantial portion of the business or assets of the Company and the Subsidiaries.

               (b) The Company shall advise Parent in writing of (i) the receipt, directly or indirectly, of any inquiries relating to an Acquisition Proposal promptly following such receipt, (ii) the status of any discussions or negotiations with respect thereto, (iii) its intention to enter into any agreement relating to an Acquisition Proposal at least 24 hours prior to executing any such agreement, and (iv) any actions taken pursuant to Section 5.04(a) hereof promptly following such action. Following the receipt, directly or indirectly, of any Acquisition Proposal (or any inquiry referred to in clause (i) above), the Company shall furnish to Parent either a copy of such Acquisition Proposal (or such inquiry) or a written summary of such Acquisition Proposal (or such inquiry).

          SECTION 5.05   Corporate Organization.  Notwithstanding anything to
                         ----------------------
the contrary contained in this Agreement or in the Schedules hereto, the Company and each Subsidiary shall use reasonable best efforts to be duly qualified and in good standing on the Effective Date with the Secretary of State in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

          SECTION 5.06   Termination Option Agreement.   The Company will fully
                         ----------------------------
perform its obligations under the Termination Option Agreement.

          SECTION 5.07   Preferred Stock and Senior Notes.  Prior to the
                         --------------------------------
Effective Time, the Company shall (a) take all actions reasonably necessary to allow all outstanding shares of preferred stock of the Company, including, without limitation, all outstanding shares of the Series C Cumulative Convertible Preferred Stock, to be converted into shares of Company Common Stock in accordance with the terms of such preferred stock and (b) subject to the receipt of funds sufficient for such purposes from the proceeds of the Financing, use reasonable best efforts to (i) consummate a tender offer for all of the Company's 12 1/4% Senior Notes due 2002 (the "Notes") at a price
                                                     -----
reasonably acceptable to Parent, pursuant to which at least 85% of the aggregate outstanding principal amount of the Notes shall have been tendered (it being understood and agreed that (A) Parent and Holdings will use their reasonable best efforts to obtain the Financing and (B) any failure to receive tenders of at least 85% of the aggregate outstanding principal amount of the Notes shall not be a breach of the covenant set forth in this Section 5.07), (ii) procure the consent of the requisite principal amount of the Notes to allow the Company to amend the indenture governing the Notes in a manner reasonably satisfactory to Parent and (iii) enter into a supplemental indenture with respect to the Notes reflecting such amendments.


                                   ARTICLE 6

                       COVENANTS OF PARENT AND HOLDINGS

          Parent agrees that:

          SECTION 6.01   Access to Information. Subject to the terms of Section
                         ---------------------
7.13 hereof, Parent will give the Company, its counsel, financial advisors, auditors and other authorized representatives reasonable access, in Parent's reasonable discretion, during normal business hours throughout the period prior to the Effective Time to all of the offices, properties, books, files and records of Parent and the Parent Subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will, in Parent's reasonable discretion, instruct Parent's employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of Parent and the Parent Subsidiaries. Parent will furnish promptly to the Company (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of Federal or state securities laws, and (b) all such other information concerning its business, properties and personnel as the Company may reasonably request; provided that no investigation pursuant to this Section 6.01 shall affect any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          SECTION 6.02  Newco Incorporation; Obligations of Newco. Newco will be
                        -----------------------------------------
incorporated for the sole purpose of acting as a vehicle for the facilitation of the Transaction and will not undertake any activities other than those specifically contemplated by this Agreement or otherwise required for such purpose. Newco will have no subsidiaries. Parent or, if appropriate, Holdings will take all action necessary to cause Newco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 6.03   Indemnification.
                         ---------------

               (a) Parent and Holdings shall indemnify, or shall cause the Surviving Corporation to indemnify, to the fullest extent permitted under New York Law, the present and former directors or officers of the Company and the Subsidiaries (the "Indemnified Parties") in respect of actions
                                -------------------
     taken prior to and including the Effective Time in connection with their duties as directors or officers of the Company (including the transactions contemplated hereby) for a period of not less than six years from the Effective Time; provided that, in the event any claim or claims are
                     --------
     asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Without limitation of the foregoing, in the event any Indemnified Party becomes involved in such capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated hereby, occurring prior to and including the Effective Time, the Surviving Corporation, to the fullest extent permitted and on such conditions as may be required by applicable law, shall make advances for or reimburse such Indemnified Party for his legal and other out-of-pocket expenses (including the cost of any investigation and preparation) as incurred in connection therewith. In addition, during such six-year period, the charter and by-laws of the Surviving Corporation and its successors and assigns shall contain provisions no less favorable to the present and former directors and officers of the Company than those in effect in the Certificate of Incorporation of the Company and the By-laws of the Company as in effect on the date of this Agreement.

               (b) For not less than six years after the Effective Time, Parent, Holdings or the Surviving Corporation or their respective successors or assigns shall maintain in effect directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof with respect to Parent's officers and directors; provided, however, that in no event shall Parent or the
                --------  -------
     Surviving Corporation be required to pay an amount to maintain such insurance covering the Indemnified Parties in excess of 200% of the amount paid by the Company as of the date hereof for such coverage.

          SECTION 6.04   Stockholders' Meeting. Parent shall cause a meeting of
                         --------------------
     its stockholders (the "Parent Stockholders Meeting") to be duly called
                            ---------------------------
     and held as soon as reasonably
practicable for the purpose of voting on the approval of the issuance of Parent Common Stock in the Merger. The Board of Directors of Parent will (a) unanimously recommend approval of such issuance of Parent Common Stock by Parent's stockholders and (b) use reasonable best efforts to obtain the necessary approval by the Company's stockholders of such issuance of Parent Common Stock.

          SECTION 6.05    Parent Financing.  Parent shall use reasonable best
                          ----------------
efforts to, or to enable Holdings to, secure the Financing and to enter into appropriate indentures, loan agreements or other agreements with respect to the Financing.

          SECTION 6.06    Employee Matters.
                          ----------------

               (a) Parent agrees that individuals who are employed by the Company or any of the Subsidiaries immediately prior to the Closing Date shall remain employees of the Company or such Subsidiary as of the Closing Date (each such employee, an "Affected Employee"); provided, however, that
                                   -----------------    --------  -------
     nothing contained herein shall confer upon any Affected Employee the right to continued employment by the Company or any of the Subsidiaries for any period of time after the Closing Date which is not otherwise required by law.

               (b) Holdings or Parent shall, or shall cause the Company or the Parent Subsidiaries to, give Affected Employees full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent, the Company or any of the Parent Subsidiaries for such Affected Employees' service with Parent, the Company or any affiliate thereof to the same extent recognized immediately prior to the Closing Date.

               (c) Holdings or Parent shall, or shall cause the Company or the Parent Subsidiaries to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans in which such employees may be eligible to participate as of the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in as of the Closing Date.

               (d) As of the Closing Date, Parent or Holdings shall, or shall cause the Company or the Parent Subsidiaries to, provide coverage and benefits to Affected Employees pursuant to the employee benefit plans or arrangements (including, without limitation, the Plans) maintained by the Company for such Affected Employees immediately prior to the Closing Date;

     provided, however, that (i) this Section 6.06(d) shall not require Holdings
     --------  -------
     or Parent to provide or maintain any equity-based compensation plans of the Company and (ii) except as provided in Section 1.05 hereof, nothing contained herein shall confer upon any

     Affected Employee the right to continued coverage and benefits pursuant to such plans or arrangements after December 31, 1998.

               (e) The Surviving Corporation shall continue to honor all employment, severance, separation and other compensation agreements existing as of the Closing Date between the Company or any of the Subsidiaries with any officer or employee thereof, which are set forth on
     Schedule 6.06(e).
     ----------------

          SECTION 6.07    Financial Disclosure.  Parent or, if applicable,
                          --------------------
Holdings shall use reasonable best efforts to publish financial results (including combined sales and net income) covering at least 30 days of post-Transaction operations within 45 days and, in any event, shall publish such results within 75 days after the end of the first full calendar month following the month in which the Closing Date occurs.

          SECTION 6.08    Conduct of Business of Parent Pending the Merger.
                          ------------------------------------------------
Parent and Holdings covenant and agree that, from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 9.01 hereof, unless the Company shall otherwise consent in writing or except as otherwise contemplated in this Agreement:

               (a) Parent and Holdings shall not (i) amend their respective articles of incorporation or bylaws in a manner that would be reasonably likely to have a Disparate Adverse Effect (as defined below), (ii) split, combine or reclassify the outstanding Parent Common Stock or the outstanding Holdings Common Stock in a manner that would be reasonably likely to have a Disparate Adverse Effect or (iii) declare, set aside or pay any dividend with respect to shares of Parent Common Stock or Holdings Common Stock payable (A) in cash or property or (B) in stock or otherwise in a manner that would be reasonably likely to have a Disparate Adverse Effect;

               (b) Parent, Holdings and the Parent Subsidiaries shall not enter into any new line of business that is not substantially related to existing or past businesses of Parent or the Parent Subsidiaries;

               (c) Parent, Holdings and the Parent Subsidiaries shall not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any one manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any assets of any person that (i) would violate Section 6.08(b) or
     (ii) is reasonably likely to materially delay or prevent the consummation of the Financing or the Merger; and

               (d) Parent, Holdings and the Parent Subsidiaries shall not agree in writing or otherwise to take (i) any action that any of them is prohibited from taking by this Section 6.08 or (ii) any action that would constitute or is likely to cause or result in a breach in any material respect of any covenant, agreement, or representation or warranty of Parent or Holdings set forth herein.

For purposes of this Section 6.08, a change, circumstance or event shall be deemed to have a "Disparate Adverse Effect" if the effect thereof on the holders
                  ------------------------
of Company Common Stock, after giving effect to the Merger, is less favorable, in any material respect, than the effect that such change, circumstance or event has on the holders of Holdings Common Stock (after giving effect to the Davel/PhoneTel Merger Agreement) or Parent Common Stock.


                                   ARTICLE 7

                      COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

          SECTION 7.01    Reasonable Best Efforts.  Subject to the terms and
                          -----------------------
conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, provided that nothing herein shall require Parent, the Surviving Corporation or Holdings to hold, manage or operate any assets separately or to enter into any sale or divestiture of assets, the effect of which would be to impair, in any material respect, the full benefit of the Transaction to Parent and Holdings. The Company, Parent and Newco shall each furnish to one another and to one another's counsel all such information as may be required in order to accomplish the foregoing actions. In connection with and without limiting the foregoing, the Company and Parent shall (a) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (b) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all reasonable action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

          SECTION 7.02   Certain Filings.  The Company and Parent shall
                         ---------------
cooperate with one another (a) in connection with the preparation of the Form S-4, the Proxy Statement and any other disclosure document filed after the date hereof pursuant to the Securities Act, the Exchange Act or any state securities law (each a "Disclosure Document"), (b) in determining whether any other action
             -------------------
by or in respect of, or filing with, any Governmental Entity or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Form S-4, the Proxy Statement and the Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

          SECTION 7.03   Public Announcements.  Parent and the Company shall
                         --------------------
consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

          SECTION 7.04    Further Assurances. Upon the terms and subject to the
                          ------------------
satisfaction of the conditions contained in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger.

          SECTION 7.05    Notices of Certain Events.  The Company and Parent
                          -------------------------
shall promptly notify the other of:

               (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

               (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary, on the one hand, or Parent or Newco, on the other hand, which relate to the consummation of the transactions contemplated by this Agreement; and

               (d) any action, event or occurrence that would constitute a breach of any representation, warranty, covenant or agreement of it set forth in this Agreement.

          SECTION 7.06    Preparation of the Form S-4 and the Proxy Statement.
                          ---------------------------------------------------

               (a) As soon as practicable following the date of this Agreement, the Company and Parent shall jointly prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company and Parent shall use their respective reasonable best efforts to cause the Proxy Statement to be mailed to their respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Shares as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent or to the Proxy Statement will be made by the Company or Parent without providing the other party the opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Parent.

               (b) The Company hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to it and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in any registration statement or proxy statement prepared by Parent (or, if applicable, Holdings) and PhoneTel Technologies, Inc. ("PhoneTel") in
                                                             --------
     connection with seeking stockholder approval for the transactions contemplated by the Davel/PhoneTel Merger Agreement, (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement (provided,
                                                                   --------
     however, that the Company shall not be required to make any material
     -------
     payment to such person or entity in connection with the Company's efforts to obtain any such consent), and (iii) agrees to cooperate, and agrees to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in any such registration statement or proxy statement.

               (c) Parent hereby agrees to use reasonable best efforts to cause PhoneTel (i) to consent to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to PhoneTel and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in any registration statement or proxy statement prepared by Parent (or, if applicable, Holdings) and the Company in connection with seeking stockholder approval for the transactions contemplated by this Agreement, (ii) to use all reasonable efforts to obtain the written consent of any person or entity retained by PhoneTel which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement (provided,
                                                                   --------
     however, that Parent shall not be required to make any material payment to
     -------
     such person or entity in connection with Parent's efforts to obtain any such consent), and (iii) to agree to cooperate, and to agree to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in any such registration statement or proxy statement.

          SECTION 7.07    Letters of Accountants.
                          ----------------------

               (a) Each of Parent and the Company shall use its reasonable best efforts to cause to be delivered to the other party two letters from the Company's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

               (b) Each of Parent and the Company shall use reasonable best efforts to cause to be delivered to the other party and the other party's independent accountants two letters from its independent accountants addressed to Parent and the Company, one dated as of the date the Form S-4 is effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is consummated in accordance with this Agreement.

          SECTION 7.08  Affiliates.
                        ----------

               (a) Not less than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of each person who, in the Company's reasonable judgment, is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Pooling
                                                                        -------
     Affiliate") of the Company.  The Company shall provide Parent such
     ---------
     information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 7.08(a), executed by each of
                                           ---------------
     the Pooling Affiliates of the Company identified in the foregoing list. Parent shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of the Parent Common Stock to be received by the Pooling Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such letters.

               (b) Not less than 45 days prior to the Effective Time, Parent shall deliver to the Company a list of names and addresses of each person who, in Parent's reasonable judgment, is a Pooling Affiliate of Parent. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Parent shall deliver or cause to be delivered to the Company, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 7.08(b), executed by each
                                           ---------------
     Pooling Affiliate of Parent identified in the foregoing list.

          SECTION 7.09    Nasdaq Listing. Parent or, if applicable, Holdings
                          --------------
shall use its reasonable best efforts to cause the Parent Common Stock or, if applicable, Holdings Common Stock to be approved for listing on the Nasdaq Stock Exchange, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date and to continue to be listed on the Nasdaq Stock Exchange following the Effective Time.

          SECTION 7.10   Tax Treatment. Each of Parent, Holdings and the Company
                         -------------
shall use reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code, including, without limitation, forebearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.

          SECTION 7.11    Pooling of Interests.  Each of Parent, Holdings and
                          --------------------
the Company shall use their respective reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and each of the Company and Parent agrees that it will not knowingly take any action that would cause such accounting treatment not to be obtained.

          SECTION 7.12   Representations. Each of the Company, on the one hand,
                         ---------------
and Parent and Holdings, on the other, (a) will use its reasonable best efforts to take all action necessary to render true and correct as of the Closing Date its representations and warranties contained in this Agreement, (b) will refrain from taking any action that would render any such representation or warranty untrue or incorrect as of such time, and (c) will perform or cause to be satisfied each agreement, covenant or condition to be performed or satisfied by it.

          SECTION 7.13    Confidentiality.  Each of the Company and Parent will
                          ---------------
hold, and will use its reasonable best efforts to cause its affiliates and its and their respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all trade secrets and confidential information concerning the other party and its subsidiaries furnished to it in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been
(a) previously known on a nonconfidential basis by the party receiving such information, (b) in the public domain through no fault of the party receiving such information or (c) lawfully available to the party receiving such information from sources other than the other party; provided, however, that any
                                                     --------  -------
party so receiving such information may disclose such information to such affiliates and officers, directors, employees, consultants, advisors and agents so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially; and provided further that the party receiving such information
                    -------- -------
shall be responsible for any disclosures of such information by any such persons. If this Agreement is terminated, such confidence shall be maintained and each of the Company and Parent will, and will use its reasonable best efforts to cause its affiliates and its and their respective officers, directors, employees, consultants, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by it or on its behalf from the other party in connection with this Agreement that are subject to such confidence.

                                   ARTICLE 8

                            CONDITIONS TO THE MERGER

          SECTION 8.01    Conditions to the Obligations of Each Party.  The
                          -------------------------------------------
obligations of the Company, Parent and Newco to consummate the Merger are subject to the satisfaction of the following conditions:

               (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with New York Law;

               (b) if required by applicable law or regulation or the rules of the Nasdaq Stock Market, the issuance of Parent Common Stock (or, if applicable, Holdings Common Stock) in the Merger shall have been approved by the stockholders of Parent (or, if applicable, Holdings);

               (c) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

               (d) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

               (e) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

               (f) the shares of Parent Common Stock (or, if applicable, Holdings Common Stock) issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance;

               (g) all outstanding shares of the Series C Cumulative Convertible Preferred Stock of the Company shall have been converted into Company Common Stock; and

               (h) Parent (or, if applicable, Holdings) shall have obtained the Financing and entered into appropriate indentures, loan agreements, or other agreements with respect to the Financing.

          SECTION 8.02    Conditions to the Obligations of Parent and Holdings.
                          ----------------------------------------------------
The obligations of Parent and Holdings to consummate the Merger are subject to the satisfaction of the following additional conditions:

               (a) the representations and warranties of the Company as set forth in this Agreement shall be true and correct as if made on and as of the Effective Time (other than those representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date), except where the facts, circumstances or events that cause or constitute the failure of such representations and warranties to be true and correct (after giving effect to the disclosures made by the Company in any disclosure schedules delivered pursuant hereto, but disregarding any materiality qualifications contained within the body of such representations and warranties) has not had and would not be reasonably likely to have, in the aggregate, a Company Material Adverse Effect and the Company shall have complied with or performed in all material respects all agreements and covenants required to be complied with or performed by it under this Agreement at or prior to the Closing Date;

               (b) receipt by Parent of an opinion of its independent certified public accountants stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is consummated in accordance with this Agreement;

               (c) at least 85% of the aggregate outstanding principal amount of the Notes shall have been tendered to the Company pursuant to and in accordance with of Section 5.07 hereof; and

               (d) Parent shall have received an opinion from Kirkland & Ellis, counsel to Parent, dated as of the Closing Date, substantially to the effect that the Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Parent shall be entitled to rely upon usual and customary representations of shareholders and officers of Parent, Holdings, the Company and others.

          SECTION 8.03    Conditions to the Obligations of the Company.  The
                          --------------------------------------------
obligations of the Company to consummate the Merger are subject to the satisfaction of the following additional conditions:

               (a) the representations and warranties of Parent as set forth in this Agreement shall be true and correct as if made on and as of the Effective Time (other than those representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date), except where the facts, circumstances or events that cause or constitute the failure of such representations and warranties to be true and correct (after giving effect to the disclosures made by Parent in any disclosure schedules delivered pursuant hereto, but disregarding any materiality qualifications contained within the body of such representations and warranties) has not had and would not be reasonably likely to have, in the aggregate, a Parent Material Adverse Effect and Parent and Holdings shall have complied with or performed in all material respects all agreements and covenants required to be complied with or performed by them under this Agreement at or prior to the Closing Date;

               (b) receipt by the Company of an opinion of its independent certified public accountants stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is consummated in accordance with this Agreement;

               (c) the Company shall have received an opinion from Shearman & Sterling, counsel to the Company, dated as of the Closing Date, substantially to the effect that the Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of
     Section 368(a) of the Code. In rendering such opinion, counsel to the Company shall be entitled to rely upon usual and customary representations of shareholders and officers of Parent, Holdings, the Company and others; and

               (d) Samstock, L.L.C. and its affiliates shall continue to hold the securities to be purchased by it pursuant to the Stock Purchase Agreement, dated as of May 14, 1998, by and between Samstock, L.L.C. and Parent and to be represented on Parent's or Holdings' Board of Directors as contemplated thereby.


                                   ARTICLE 9

                                  TERMINATION

          SECTION 9.01    Termination.  This Agreement may be terminated and the
                          -----------
Transaction may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

               (a) by mutual written consent of the Company and Parent;

               (b) by either the Company or Parent, if the Merger has not been consummated by December 31, 1998; provided that no party may terminate this
                                       --------
     Agreement pursuant to this subsection if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before such date;

               (c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Transaction illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Transaction is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

               (d) by either the Company or Parent, if this Agreement shall not have been approved and adopted by the stockholders of the Company at the Company Stockholders Meeting or if the issuance of Parent Common Stock (or, if applicable, Holdings Common Stock) in the Merger shall not have been approved by the stockholders of Parent (or, if applicable, Holdings) at the Parent Stockholders Meeting;

               (e) by Parent, if the Company's Board of Directors shall (i) withdraw, modify or change its recommendation or approval in respect of this Agreement or the Merger in a manner adverse to Parent or Holdings or
     (ii) have recommended any Acquisition Proposal other than by Parent, Holdings or Newco;

               (f) by Parent, if any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent, Holdings or Newco or any of their respective subsidiaries or affiliates shall have become the beneficial owner of more than 15% of the outstanding Shares (either on a primary or a fully diluted basis) and such beneficial owner files or is required to file a Schedule 13D with the SEC describing any plan or proposal of such beneficial owner which would result in its acquisition of additional securities of the Company, any change in the present Board of Directors or management of the Company or any other extraordinary corporate transaction involving the Company that could prevent or materially delay the consummation of the Merger;

               (g) by Parent (provided that Parent is not then in breach of its obligations hereunder in any material respect), if the Company shall have breached in any material respect any of its representations, warranties, covenants or agreements contained herein, such that the condition to consummation in Section 8.02(a) would not be fulfilled, and the Company shall not have cured such breach within 30 days after the Company receives written notice of such breach from Parent;

               (h) by the Company, to allow the Company to enter into an agreement in respect of an Acquisition Proposal which the Company's Board of Directors has determined in the exercise of its fiduciary duties is more favorable to the Company and its stockholders than the transactions contemplated hereby (provided that the termination described in this
                          --------
     subsection (h) shall not be effective unless and until the Company shall have paid to Parent the fee described in Section 9.04(b) hereof);

               (i) by the Company (provided that the Company is not then in breach of its obligations hereunder in any material respect), if Parent shall have breached in any material respect any of its representations, warranties, covenants or agreements contained herein, such that the condition to consummation in Section 8.03(a) would not be fulfilled, and Parent shall not have cured such breach within 30 days after Parent receives written notice of such breach from the Company; or

               (j) by the Company, if the Davel/PhoneTel Merger Agreement has been amended, or any obligation of PhoneTel thereunder has been waived, and such waiver or amendment causes a material reduction in the value of the Merger Consideration to the holders of Company Common Stock or any reduction in the value of the Merger Consideration to the holders of Company Common Stock that does not have the same relative impact on holders of Parent Common Stock (or, after the Davel/PhoneTel Merger, on such holders whose Parent Common Stock has been exchanged for Holdings Common Stock).

Such right of termination shall be exercised by written notice of termination given by the terminating party to the other parties hereto in the manner hereinafter provided. Any such right of termination shall not be an exclusive remedy hereunder but shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting party hereto arising out of any default hereunder by any other party hereto.

          SECTION 9.02    Waiver.  At any time prior to the Effective Time, the
                          ------
parties hereto, by action taken by or pursuant to resolutions of their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) except for the requirements set forth in Sections 8.01(a) through (f), waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

          SECTION 9.03    Closing. Subject to the satisfaction of the conditions
                          -------
contained in Article 8 hereof, the closing of the Merger contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis
                -------
in Chicago, Illinois as soon as practicable after the satisfaction or waiver of all of the conditions to the Merger contained in Article 8 hereof or at such other time and place as Parent and the Company shall agree (the "Closing Date").
                                                                 ------------
          SECTION 9.04    Effect of Termination; Termination Fee.
                          --------------------------------------

               (a) If this Agreement is terminated pursuant to Section 9.01 hereof, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 7.13, 9.04(b) and 10.04 hereof shall survive the termination hereof and the Termination Option Agreement shall survive in accordance with its terms, and except that no such termination shall relieve any party from liability for breach of this Agreement or failure by it to perform its obligations hereunder.

               (b) If (i) Parent or Holdings shall have terminated this Agreement pursuant to clause (e) of Section 9.01 hereof or (ii) the Company shall have terminated this Agreement pursuant to clause (h) of Section 9.01 hereof, then in either such case, the Company shall promptly, but in no event later than two business days after the date of such failure to close or termination, pay Parent a termination fee of $5,000,000 plus an amount, not to exceed $1,000,000, equal to the actual and reasonably documented out-of-pocket expenses incurred by Parent and Equity Group Investments, Inc. directly attributable to the proposed acquisition of the Company, including negotiation and execution of this Agreement and the attempted financing and completion of the Merger, which fee and amount shall be payable in same day funds. In no event shall the Company be required to pay more than one termination fee and reimbursement of expenses pursuant to this Section 9.04(b).

                                   ARTICLE 10

                                 MISCELLANEOUS

          SECTION 10.01    Notices.  All notices, requests and other
                           -------
communications to any party hereunder shall be in writing (including facsimile, telex or similar writing) and shall be given,

          if to Parent or Newco, to:

          Davel Communications Group, Inc.
          1429 Massaro Boulevard
          Tampa, Florida 33619
          Attention:  General Counsel
          Facsimile:  (813) 626-9610

          with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:  R. Scott Falk
          Facsimile:  (312) 861-2200

          if to the Company, to:

          Peoples Telephone Company, Inc.
          2300 N.W. 89th Place
          Miami, Florida 33172
          Attention:  General Counsel
          Facsimile:  (305) 593-6116
          with copies to:

          Steel Hector & Davis LLP
          200 South Biscayne Blvd.
          Miami, Florida  33131-2398
          Attention:  Ira N. Rosner, P.A.
          Facsimile:  (305) 577-7001

          and

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York  10022
          Attention:  John Madden, Esq.
          Facsimile:  (212) 848-7179

or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, upon confirmation of receipt, or (b) if given by any other means, when delivered at the address specified in this Section 10.01.

          SECTION 10.02   Survival of Representations and Warranties.  The
                          ------------------------------------------
representations and warranties contained herein shall not survive the Effective Time.

          SECTION 10.03   Amendments; No Waivers.
                          ----------------------

               (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Newco or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the
                      --------
     stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the articles of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.04    Expenses.  Except as provided in Section 9.04 hereof,
                           --------
each party shall pay its own costs and expenses relating to this Agreement and the transactions contemplated hereby, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees).

          SECTION 10.05    Successors and Assigns.  The provisions of this
                           ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign,
                                             --------
delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

          SECTION 10.06    Governing Law.  This Agreement shall be construed in
                           -------------
accordance with and governed by the law of the State of New York applicable to contracts executed in and to be performed in that State.

          SECTION 10.07    Counterparts; Effectiveness.  This Agreement may be
                           ---------------------------
signed in any number of counterparts (including by means of telecopied signature pages), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          SECTION 10.08    Headings; Schedules.
                           -------------------

               (a) Section headings used in this Agreement are for convenience only and shall be ignored in the construction and interpretation hereof.

               (b) The parties hereto acknowledge that certain matters set forth in the Schedules to this Agreement are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement and that disclosure of such matters shall not be taken as an admission by the Company or Parent that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement or be used as a basis for interpreting the materiality thresholds in this Agreement (including, but not limited to, the terms "material," "materially," "materiality," "material adverse change," "material adverse effect" or "Material Adverse Effect").

          SECTION 10.09    Obligations of Parent and Holdings.  Notwithstanding
                           ----------------------------------
anything to the contrary contained in this Agreement: (a) Parent shall be jointly and severally responsible, with Holdings, for the fulfillment of all of the obligations of Holdings under this Agreement and for any breach by Holdings of any representations, warranties, covenants and agreements of Holdings contained in this Agreement; and (b) Holdings shall be jointly and severally responsible for the fulfillment of all of the obligations of Parent under this Agreement and for any breach by Parent of any representations, warranties, covenants and agreements of Parent contained in this Agreement.

          SECTION 10.10    No Third Party Beneficiaries. Except for Section 6.03
                           ----------------------------
hereof, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.



                               *   *   *   *   *

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Reorganization to be duly executed by their respective authorized officers as of the day and year first above written.


                         DAVEL COMMUNICATIONS GROUP, INC.



                         By:        /s/ David Hill
                                 -----------------------------------------------
                         Name:      David Hill
                         Title:     Chairman



                         DAVEL HOLDINGS, INC.



                         By:        /s/ David Hill
                                 -----------------------------------------------
                         Name:      David Hill
                         Title:     President



                         PEOPLES TELEPHONE COMPANY, INC.



                         By:        /s/ E. Craig Sanders
                                 -----------------------------------------------
                         Name:      E. Craig Sanders
                         Title:     CEO/President